Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clever Leaves Holdings Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Clever Leaves Holdings Inc. of our report dated March 30, 2021 relating to the consolidated financial statements of Clever Leaves Holdings Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Canada LLP

Vancouver, Canada
April 8, 2021